UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc

IDAHO POWER COMPANY

Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2006, the Compensation Committee (the "Compensation Committee") of the IDACORP, Inc. and Idaho Power Company Boards of Directors (the "Boards"), pursuant to a routine review of benefit agreements, recommended, and on July 20, 2006 the Boards of Directors approved, amendments to a number of those agreements.  It was noted that provisions of the various benefit agreements were at variance with competitive market practices in certain respects and were not internally consistent in other respects.  Accordingly, amendments were made to the Change in Control Agreements (the "CIC Agreements"), the Officer Indemnification Agreements and the Director Indemnification Agreements (the "Indemnification Agreements"), the Idaho Power Company Security Plan for Senior Management Employees, the Idaho Power Company Security Plan for Senior Management Employees II, the Idaho Power Company Security Plan for Board of Directors, the Idaho Power Company Executive Deferred Compensation Plan, the 2000 Long-Term Incentive and Compensation Plan (the "LTIP") and the 1994 Restricted Stock Plan. The amendments are as described below.

Change in Control Agreements

The CIC Agreements that IDACORP has with all officers of IDACORP and Idaho Power Company were amended as follows:

(1)               The golden parachute excise tax provisions in these agreements relating to Internal Revenue Code ("Code") Sections 280G and 4999 formerly provided for a reduction of benefits and payments if necessary to avoid the excise tax.  The agreements were amended to provide for a conditional tax gross up for executives at the Senior Vice President level and higher (currently five executives) and a "best-net" treatment for the other executive officers (currently eight executives).

For the five executives at the Senior Vice President level and higher, the executive will receive either a gross-up payment or a cut back of payments and benefits, determined as follows:

(i)         if the excise tax would be avoided by reducing the payments and/or benefits by 15% or less, the payments and/or benefits will be reduced to the extent necessary so that the excise tax is not applicable

(ii)        if the tax provisions would not be avoided by reducing the payments and/or benefits by 15% or less, an excise tax gross-up payment will be made to the executive in an amount so that after payment of income, employment and any other taxes imposed on the gross-up payment (including the 20% excise tax under

Section 4999), the executive would retain an amount equal to the 20% excise tax imposed on the change in control related payments and benefits.  The gross-up payment is intended to put the executive in the same after tax position he or she would have been in had the excise tax not been imposed.

"Best net" treatment for the other executive officers would reduce the payments and/or benefits to the extent necessary to avoid the excise tax unless the executive would be in a better after tax position by doing nothing (that is, not reducing the payments and benefits and allowing the executive to pay the excise tax), in which case there is no cut back.

(2)               The 13th month trigger provision was amended so that, if the change in control trigger is shareholder approval (rather than consummation), the 13th month window does not occur until 13 months after the consummation of the transaction.

(3)               A Code Section 409A savings clause was added.  Code Section 409A requires that payments of deferred compensation to certain "specified employees" not be made before the date that is six months after the date of separation from service.  The Section 409A savings clause provides a mechanism for the deferral of distributions of payments and benefits to the extent necessary to avoid Section 409A.

(4)               The definition of "compensation" used to calculate severance benefits was changed to relate to (i) the executive's annual base salary in the year of termination and (ii) the "target" annual bonus in the year of termination.  The term "compensation" was previously defined by reference to the highest combined annual salary and bonus received in any one year over the prior five years.

(5)               The agreements were amended so that a termination of employment by an executive due to "retirement" after a change in control does not result in payment of the change in control severance benefits.

(6)               The severance provision, which had provided only for acceleration of restricted stock, was amended to provide for acceleration of vesting of any outstanding incentive awards, including stock options and performance shares.

(7)               The "change in control" definition was modified to remove ambiguities so that the arrangements are triggered only in situations in which they were intended to be triggered and there are no disputes as to the intended meaning of the definition.  As amended, the term "change in control" in the CIC Agreements is defined as follows: (1) acquisition of 20% of more of IDACORP's voting securities (with certain exceptions); (2) commencement of a tender or exchange offer to acquire 20% or more of IDACORP's voting securities; (3) obtaining all required shareholder approvals of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the IDACORP or Idaho Power Company, unless (a) IDACORP's stockholders control the surviving entity, (b) no person acquires 20% or more of the surviving entity's voting securities and (c) directors of IDACORP's Board of Directors constitute (or approved) at least a majority of the Board of Directors of the successor entity (determined as described in (5) below); (4) shareholder approval of a complete liquidation or dissolution of IDACORP or Idaho Power Company; (5) within a 24-month period, a change in a majority of IDACORP's Board of Directors (other than due to death or mandatory retirement), unless the election or nomination for election of the new directors was approved by the vote of at least two-thirds of the directors of IDACORP's Board of Directors then still in office who were in office at the beginning of the 24-month period or whose election or nomination for election was so approved, in each case, unless the director was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than IDACORP's Board of Directors; or (6) consummation of any transaction described in (3) or (4) above if the transaction was not approved by the shareholders.  For avoidance of doubt, the definition expressly excludes transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or general entities or such other entities as IDACORP or Idaho Power Company may determine, unless so determined by IDACORP's Board of Directors.

Upon IDACORP's Board of Directors' determination that (i) a tender offer that constituted a change in control will not result in a person acquiring 20% or more of the voting securities of IDACORP or (ii) the merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets (as described in (3) above) will not be closed or (iii) a complete liquidation or dissolution of the IDACORP or Idaho Power Company (as described in (4) above) will not occur, a change in control is deemed not to have occurred from that date forward, and the CIC Agreements continue in effect as if no change in control had occurred except to the extent termination requiring payments occurred prior to the Board of Directors' determination.

The Indemnification Agreements

The definition of "change in control" was replaced with the new definition of "change in control" in the CIC Agreements set out above.  These agreements retain their pre-consummation triggers, but the definition is now consistent with that in the CIC Agreements.

Definition of Change in Control

The definition of "change in control" in the Idaho Power Company Security Plan for Senior Management Employees, the Idaho Power Company Security Plan for Senior Management Employees II, the Idaho Power Company Security Plan for Board of Directors, the Idaho Power Company Executive Deferred Compensation Plan, the 2000 Long-Term Incentive and Compensation Plan (the "LTIP") and the 1994 Restricted Stock Plan (with the exceptions discussed below) was revised so that a "change in control" does not occur until consummation of the transaction.

The LTIP and most of these plans contained a definition of "change in control" that was triggered upon pre-consummation events, including announcement of an acquisition of 20% or more of IDACORP's voting stock, commencement of a tender offer to acquire 30% or more of IDACORP's voting stock, announcement of a change in control transaction required to be described pursuant Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934, a proposed change in a majority of the IDACORP Board of Directors during a two-year period, IDACORP entering into an agreement of merger, consolidation, share exchange or similar transaction after which IDACORP shareholders would own less than two-thirds of the voting power of the surviving entity, approval of a plan of liquidation or dissolution of IDACORP or a sale or disposition of all or substantially all of IDACORP's assets or any other event deemed by a majority of the Executive Committee of IDACORP's Board of Directors to be a change in control.  This would have resulted in a situation where benefits were triggered (e.g., vesting accelerated on equity awards) even if a transaction were not ultimately consummated.

The definition of "change in control" is now defined in these plans, except as discussed below, to include (1) acquisition of 20% of more of IDACORP's voting securities (with certain exceptions); (2) consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the IDACORP or Idaho Power Company, unless (a) IDACORP's stockholders control the surviving entity, (b) no person acquires 20% or more of the surviving entity's voting securities and (c) directors of IDACORP's Board of Directors constitute (or approved) at least a majority of the Board of Directors of the successor entity (determined as described in (4) below); (3) a complete liquidation or dissolution of IDACORP or Idaho Power Company; or (4) within a 24-month period, a change in a majority of IDACORP's Board of Directors (other than due to death or mandatory retirement), unless the election or nomination for election of the new directors was approved by the vote of at least two-thirds of the directors of IDACORP's Board of Directors then still in office who were in office at the beginning of the 24-month period or whose election or nomination for election was so approved, in each case, unless the director was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than IDACORP's Board of Directors.  For avoidance of doubt, the definition expressly excludes transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or general entities or such other entities as IDACORP or Idaho Power Company may determine, unless so determined by IDACORP's Board of Directors.

Special 409A Considerations

Some of the benefits accrued under the Idaho Power Company Security Plan for Senior Management Employees, as amended, and the Executive Deferred Compensation Plan are grandfathered under Code Section 409A.  Because grandfathered benefits would lose grandfathering protection if they are materially modified, the "change in control" definitions currently applicable to grandfathered amounts were not changed.  The new definition of "change in control" applies only to non-grandfathered benefits.

1994 Restricted Stock Plan

The 1994 Restricted Stock Plan was adopted originally by Idaho Power Company and assumed by IDACORP in the formation of the holding company in 1998 but not formally amended to reflect the assumption.  The plan was amended to reflect this assumption.

2000 Long-Term Incentive and Compensation Plan

A provision was added to the LTIP to provide the Compensation Committee discretion with respect to outstanding awards in the event of a change in control, such as to cash out awards or to provide for assumption or substitution of the awards by a successor or surviving entity.

A Section 409A savings clause was added to the change in control provision in the LTIP to provide that no payment under the plan that is determined to be deferred compensation subject to Code Section 409A and that would be distributed because of the change in control shall be distributed at the time of the change in control unless the distribution qualifies under Code Section 409A(a)(2)(A)(v) as a distribution upon a change in ownership or effective control or a change in the ownership of a substantial portion of assets or otherwise qualifies as a permissible distribution under Code Section 409A.

Bonus Compensation

In connection with the completion of the sale of IDACORP Technologies, Inc. on July 20, 2006, the Board of Directors of IDACORP granted Darrel T. Anderson, Senior Vice President - Administrative Services and Chief Financial Officer, a cash bonus of  $40,000.

ITEM 8.01      OTHER EVENTS

On July 20, 2006, IDACORP completed the sale of IDACORP subsidiary, IDACORP Technologies, Inc., to IdaTech UK Limited, a wholly-owned subsidiary of Investec Group Investments (UK) Limited.

IDACORP Technologies, Inc. owns over 99% of the membership units of IdaTech LLC, a global fuel cell solutions developer and manufacturer.  Investec is an international specialist banking group that provides a diverse range of financial products and services to a niche client base in three principal markets, the United Kingdom, South Africa and Australia as well as certain other countries.  Investec Group Investments (UK) Limited is a wholly-owned subsidiary of Investec plc, which is part of the Investec group, listed on the London and Johannesburg Stock Exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  July 26, 2006

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer